SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☑

Check the appropriate box:

☑	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

Neuberger Berman Next Generation Connectivity Fund Inc.

(Name of Registrant as Specified In Its Charter)

Saba Capital Management, L.P.

Saba Capital Master Fund, Ltd.

Boaz R. Weinstein

Paul Kazarian

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rule 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act
Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

PRELIMINARY COPY SUBJECT TO COMPLETION

DATED [●], 2024

Neuberger Berman Next Generation Connectivity Fund Inc.

__________________________

PROXY STATEMENT

OF

Saba Capital Management, L.P.

_________________________

PLEASE SIGN, DATE AND MAIL THE ENCLOSED GOLD PROXY CARD TODAY

This proxy statement (this “Proxy Statement”) and the enclosed GOLD proxy card are being furnished by Saba Capital Management, L.P. (“Saba Capital”), Saba Capital Master Fund, Ltd. (“Saba I”), Boaz R. Weinstein (“Mr. Weinstein,” and together with Saba Capital and Saba I, “Saba,” “we,” or “us”) and the Nominee (as defined below) named in the Proposal (the Nominee together with Saba, the “Participants”), in connection with the solicitation of proxies from the shareholders of Neuberger Berman Next Generation Connectivity Fund Inc., a Maryland corporation and a closed-end management investment company registered under the Investment Company Act of 1940, as amended (the “Fund”).

We believe that the board of directors of the Fund (the “Board”) needs fresh ideas and perspectives to address the Fund’s trading discount; we have therefore nominated a highly qualified and independent Nominee for election to the Board, whose election will send a strong message that the Fund’s shareholders are not satisfied with the Fund’s management and their inability to address the Fund’s significant discount to net asset value.

We are convinced that NOW is the time to take action to close the Fund’s discount and we urge shareholders to elect the Nominee, who we believe, if elected, would serve the best interests of all shareholders.

We are therefore seeking your support at the upcoming 2024 annual meeting of shareholders, including any adjournments or postponements thereof and any special meeting which may be called in lieu thereof (the “Annual Meeting”), that is scheduled to be held at 1290 Avenue of the Americas, New York, New York 10104 on [●], [●] [●], 2024, at [●] [a.m/p.m.], [●] Time.

This Proxy Statement and the enclosed GOLD proxy card are first being furnished to the Fund’s shareholders on or about [●], 2024.

Saba is seeking your support at the Annual Meeting with respect to the following proposal (the “Proposal”) and to consider and act upon any other business that may properly come before the Annual Meeting.

Proposal		Our Recommendation
1.	To elect Saba’s nominee, Paul Kazarian (the “Nominee”), to serve as a Class I director to be voted on by the holders of Common Shares (as defined below) and hold office until the Fund’s 2027 annual meeting of shareholders, or until his respective successor is duly elected and qualified as permitted by law.	FOR the Nominee

To transact such other business as may properly come before the Annual Meeting.

Based on the Fund’s proxy statement for the Annual Meeting (the “Fund’s Proxy Statement”), the Board is currently comprised of eleven directors divided into three classes, with three directors standing for election at the Annual Meeting, each for a three-year term expiring at the Fund’s 2027 annual meeting of shareholders.

Through this Proxy Statement and enclosed GOLD proxy card, we are soliciting proxies in support of the election of the Nominee to serve as a Class I director of the Fund.

The Fund has set the record date for determining shareholders entitled to notice of and to vote at the Annual Meeting (the “Record Date”) as [●], 2024. Shareholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. As of the close of business on the Record Date, the Participants may be deemed to “beneficially own” (such term as used in Schedule 14A within the meaning of Rule 13d-3 or Rule 16a-1 under the Securities Exchange Act of 1934 (the “Exchange Act”)), in the aggregate, [●] common shares of the Fund, par value $0.0001 per share (the “Common Shares”), including [●] Common Shares held in record name. There were [●] Common Shares outstanding as of the Record Date according to the Fund’s Proxy Statement.

We urge you to sign, date and return the GOLD proxy card “FOR” the Nominee in the Proposal. By returning the GOLD proxy card, you are authorizing Saba to vote on your behalf, and if you do not indicate how you would like to vote, your vote will be counted “FOR” the Nominee in the Proposal.

According to the Fund’s bylaws, dated as of March 24, 2021 (the “Bylaws”), the election of directors requires the affirmative vote of a majority of the outstanding shares of the Fund entitled to vote at an annual meeting of shareholders of the Fund at which a quorum is present.

Saba intends to deliver this Proxy Statement and the accompanying Form of GOLD Proxy Card to holders of at least the percentage of the Fund’s voting shares required under applicable law to elect the Nominee at the Annual Meeting and otherwise intends to solicit proxies or votes from shareholders of the Fund in support of the nominations of the Nominee. This proxy solicitation is being made by Saba and not on behalf of the Board or management of the Fund or any other third party. We are not aware of any other matters to be brought before the Annual Meeting other than as described herein. Should other matters be brought before the Annual Meeting, the persons named as proxies in the enclosed GOLD proxy card will vote on such matters in their discretion to the extent allowed by Rule 14a-4(c)(3) under the Exchange Act.

If you have already voted using the Fund’s white proxy card, you have every right to change your vote by completing and mailing the enclosed GOLD proxy card in the enclosed pre-paid envelope or by voting via Internet or by telephone by following the instructions on the GOLD proxy card. Importantly, only the latest validly executed proxy that you submit will be counted. In addition, any proxy may be revoked at any time prior to its exercise at the Annual Meeting by following the instructions under “Can I change my vote or revoke my proxy?” in the Questions and Answers section.

For instructions on how to vote, including the quorum and voting requirements for the Fund and other information about the proxy materials, see the Questions and Answers section.

We urge you to promptly sign, date and return your GOLD proxy card.

If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor, Campaign Management, toll free at (855) 434-5243 or collect at (212) 632-8422.

REASONS FOR THIS PROXY SOLICITATION

As one of the Fund’s largest shareholders, Saba is committed to improving the Fund for the benefit of all shareholders and, to this end, has nominated a highly-qualified and independent Nominee to the Board, who, Saba believes, will bring fresh ideas and perspectives to address the Fund’s deep trading discount.

We urge you to join us and support the election of the Nominee by voting on the GOLD proxy card today.

PROPOSAL: ELECTION OF DIRECTORS

According to the Fund’s Proxy Statement, the Board is currently comprised of eleven directors divided into three classes. The members of each class are elected to serve three-year terms or until their successors have been duly elected and qualified as permitted by law with the term of office of each class ending in successive years, and according to the Fund’s Proxy Statement, there will be three Class I directors elected by holders of Common Shares at the Annual Meeting.

We are soliciting proxies to elect the Nominee— Paul Kazarian —to serve as a director of the Fund, with a term expiring at the 2027 annual meeting of shareholders (the “Proposal”). The Participants intend to vote all of their Common Shares in favor of the Nominee. The Nominee, if elected, would constitute one of eleven members, a minority, of the Board.

The Nominee, if elected, will serve a three-year term until the 2027 annual meeting of shareholders, or until his successor has been duly elected and qualified as permitted by law. There is no assurance that any of the Fund’s nominees will serve as a director if the Nominee is elected to the Board.

Even if the Nominee is elected, because the Nominee would only represent a minority of the members of the Board, there can be no assurance that he would be able to implement the actions that he believes are necessary to enhance shareholder value without the support of the other members of the Board.

The age and other information related to the Nominee shown below are as of the date of this Proxy Statement.

Nominee:

(1)	(2)	(3)	(4)	(5)	(6)
Name, Address, and Age	Position(s) Held with Fund	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex Overseen by Director or Nominee for Director	Other Directorships Held by Director or Nominee for Director
Paul Kazarian Address c/o Saba Capital Management, L.P., 405 Lexington Avenue, 58th Floor, New York, New York 10174 Age 40	None	N/A

Paul Kazarian has served as Partner, Closed-End Fund Portfolio Manager at Saba Capital, an investment advisor focused on credit and equity relative value strategies, since March 2013, and is responsible for Exchange Traded products, including ETF arb and Closed-End Funds. Prior to that, Mr. Kazarian worked at RBC Capital Markets, LLC, an investment banking and management company and subsidiary of the Royal Bank of Canada (NYSE: RY), where he served as a Director in its Global Arbitrage and Trading Group, from March 2007 to March 2013. Prior to that, Mr. Kazarian served at Merrill Lynch, Pierce, Fenner & Smith Incorporated, an investment banking and management company, where he served as a technology analyst, from July 2006 to June 2007.

Mr. Kazarian has served on the board of trustees of Saba Capital Income & Opportunities Fund II (NYSE: SABA) (f.k.a. Templeton Global Income Fund), a closed-end fund, since May 2021; on the board of directors of Miller/Howard High Income Equity Fund (NYSE: HIE), a closed-end fund, since October 2022; on the board of directors of Destra Multi-Alternative Fund (NYSE: DMA), a closed-end fund, since October 2023; and on the board of trustees of ASA Gold and Precious Metals Limited (NYSE: ASA), a closed-end fund, since April 2024.

				N/A	Mr. Kazarian has served on the board of trustees of Saba Capital Income & Opportunities Fund II (NYSE: SABA) (f.k.a. Templeton Global Income Fund), a closed-end fund, since May 2021; on the board of directors of Miller/Howard High Income Equity Fund (NYSE: HIE), a closed-end fund, since October 2022; on the board of directors of Destra Multi-Alternative Fund (NYSE: DMA), a closed-end fund, since October 2023; and on the board of trustees of ASA Gold and Precious Metals Limited (NYSE: ASA), a closed-end fund, since April 2024.

Mr. Kazarian received his B.A. in Political Science from Bates College.

Mr. Kazarian’s qualifications to serve as a director of the Fund include his broad expertise in bonds, loans, equities, derivatives, ETFs and closed-end funds, all of which, in light of the nature of the Fund’s business and its structure as a closed-end fund, qualifies him to advise the Fund with respect to its investments and governance.

The Nominee does not currently hold, and has not at any time held, any position with the Fund. The Nominee does not oversee any portfolios in the Fund’s Fund Complex (as defined in the Investment Company Act of 1940, as amended (the “1940 Act”)).

As of the date of this Proxy Statement, the dollar range of the equity securities of the Fund beneficially owned by the Nominee and the aggregate range of equity securities in all funds to be overseen by the Nominee, is as follows:

Name of Nominee	Dollar Range of Equity Securities in the Fund	Aggregate Dollar Range of Equity Securities in All Companies to be Overseen by the Nominee in a Family of Investment Companies
Paul Kazarian	None	None

None of the organizations or corporations referenced above is a parent, subsidiary, or other affiliate of the Fund. We believe that, if elected, the Nominee will be considered an independent director of the Fund under (i) the pertinent listing standards of the New York Stock Exchange, and (ii) paragraph (a)(1) of Item 407 of Regulation S-K. In addition, we believe that the Nominee is not and will not be an “interested person” of the Fund within the meaning of section 2(a)(19) of the 1940 Act.

Shareholders voting on the enclosed GOLD proxy card will only be able to vote on the election of the Nominee named in the Proposal, and therefore will not be able to vote on the remaining two seats that will be up for election at the Annual Meeting using the GOLD proxy card. We refer shareholders to the Fund’s Proxy Statement, when it becomes available, for the names, background, qualifications and other information concerning the Fund’s director nominees. The Fund’s Proxy Statement and form of proxy will become available free of charge on the SEC’s website at www.sec.gov.

If elected or appointed, the Nominee will be entitled to such compensation from the Fund as is consistent with the Fund’s practices for services of non-employee directors. The Nominee will not receive any compensation from Saba for their services as a director of the Fund if elected or for any other reason.

The Nominee has agreed to being nominated as a Nominee in this Proxy Statement and has confirmed his willingness to serve on the Board if elected. We do not expect that the Nominee will be unable to stand for election, but, in the event that the Nominee is unable to or for good cause will not serve, the Common Shares represented by the GOLD proxy card will be voted for a substitute candidate selected by Saba, a right that Saba has reserved in its nomination notice. In the case of any of the foregoing, Saba will give prompt written notice to the Fund if it chooses to nominate any such additional or substitute nominee and Saba will file and deliver supplemental proxy materials, including a revised proxy card, disclosing the information relating to such additional person that is required to be disclosed in solicitations for proxies for the election of directors pursuant to Section 14 of the Exchange Act. If Saba determines to add nominee(s), whether because the Fund expands the size of the Board subsequent to the date of this Proxy Statement or for any other reason, Saba will supplement this Proxy Statement.

Vote Required.

According to the Bylaws, the election of directors requires the affirmative vote of a majority of the outstanding shares of the Fund entitled to vote at an annual meeting of shareholders of the Fund at which a quorum is present. Abstentions will have the same effect as votes “against” the Proposal.

We urge you to sign and return our GOLD proxy card. If you have already voted using the Fund’s white proxy card, you have every right to change your vote by completing and mailing the enclosed GOLD proxy card in the enclosed pre-paid envelope or by voting via Internet or by telephone by following the instructions on the GOLD proxy card. Only the latest validly executed proxy that you submit will be counted; any proxy may be revoked at any time prior to its exercise at the Annual Meeting by following the instructions under “Can I change my vote or revoke my proxy?” If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor, Campaign Management, toll free at (855) 434-5243 or collect at (212) 632-8422.

We Recommend a Vote FOR the Nominee for election at the Annual Meeting on the GOLD proxy card.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

Who is entitled to vote?

Only holders of Common Shares at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting. Shareholders who sold their Common Shares before the Record Date (or acquire them without voting rights after the Record Date) may not vote such Common Shares. Shareholders of record on the Record Date will retain their voting rights in connection with the Annual Meeting even if they sell such Common Shares after the Record Date (unless they also transfer their voting rights as of the Record Date).

How do I vote my shares?

Common Shares held in record name. If your Common Shares are registered in your own name, please vote today by signing, dating and returning the enclosed GOLD proxy card in the postage-paid envelope provided. Execution and delivery of a proxy by a record holder of Common Shares will be presumed to be a proxy with respect to all Common Shares held by such record holder unless the proxy specifies otherwise.

Common Shares beneficially owned or held in “street” name. If you hold your Common Shares in “street” name with a broker, bank, dealer, trust company, or other nominee, only that nominee can exercise the right to vote with respect to the Common Shares that you beneficially own through such nominee and only upon receipt of your specific instructions. Accordingly, it is critical that you promptly give instructions to your broker, bank, dealer, trust company, or other nominee to vote FOR the Nominee. Please follow the instructions to vote provided on the enclosed GOLD voting instruction form. If your broker, bank, dealer, trust company, or other nominee provides for proxy instructions to be delivered to them by telephone or Internet, instructions will be included on the enclosed GOLD voting instruction form. We urge you to confirm in writing your instructions to the person responsible for your account and provide a copy of those instructions by emailing them to info@campaign-mgmt.com or mailing them to Saba Capital Management, L.P., c/o Campaign Management, 15 West 38th Street, Suite #747, New York, NY 10018, so that we will be aware of all instructions given and can attempt to ensure that such instructions are followed.

Note: Common Shares represented by properly executed GOLD proxy cards will be voted at the Annual Meeting as marked and, in the absence of specific instructions, FOR the Nominee named in the Proposal.

How should I vote on the Proposal?

We recommend that you vote your Common Shares on the GOLD proxy card as follows:

“FOR” the Nominee standing for election to the Board named in this Proxy Statement.

The Participants intend to vote all of their Common Shares “FOR” the Nominee in the Proposal, except for a small percentage of Common Shares owned by certain of the Saba Entities (as defined in Annex I) that, pursuant to internal proxy voting policies, will be echo voted (i.e. meaning they will be voted in the same proportion as the votes of all other shareholders).

How many shares must be present to hold the Annual Meeting?

According to the Bylaws, the presence, in person or by proxy, of stockholders entitled to cast 33 1/3% of the votes entitled to be cast at the Annual Meeting constitutes a quorum. Abstentions will be treated as votes present for purposes of determining a quorum. For information on the treatment of broker non-votes, if any, in connection with the Annual Meeting, please see the Fund’s Proxy Statement.

What vote is needed to approve the Proposal?

Proposal – Election of Directors. According to the Bylaws, the election of a director requires the affirmative vote of a majority of the outstanding shares of the Fund entitled to vote at an annual meeting of shareholders of the Fund at which a quorum is present. Abstentions will have the same effect as votes “against” the Proposal.

THE ONLY WAY TO SUPPORT THE NOMINEE FOR ELECTION AT THE ANNUAL MEETING IS TO SUBMIT YOUR VOTING INSTRUCTION “FOR” THE NOMINEE ON THE ENCLOSED GOLD PROXY CARD. PLEASE DO NOT SIGN OR RETURN A WHITE PROXY CARD FROM THE FUND, EVEN IF YOU INSTRUCT TO “ABSTAIN” YOUR VOTES. DOING SO WILL REVOKE ANY PREVIOUS VOTING INSTRUCTIONS YOU PROVIDED ON THE GOLD PROXY CARD.

What should I do if I receive a proxy card from the Fund?

You may receive proxy solicitation materials from the Fund, including an opposition proxy statement and a white proxy card. We are not responsible for the accuracy of any information contained in any proxy solicitation materials used by the Fund or any other statements that it may otherwise make.

We recommend that you discard any proxy card that may be sent to you by the Fund. Voting “ABSTAIN” or “AGAINST” on its white proxy card is not the same as voting for the Nominee because a vote on the Fund’s white proxy card will revoke any previous voting instructions that you submitted on the GOLD proxy card. If you have already voted using the Fund’s white proxy card, you have every right to change your vote by using the enclosed GOLD proxy card by signing, dating and returning the enclosed GOLD proxy card in the postage-paid envelope provided. Only the latest validly executed proxy that you submit will be counted; any proxy may be revoked at any time prior to its exercise at the Annual Meeting by following the instructions below under “Can I change my vote or revoke my proxy?”

If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor, Campaign Management. Shareholders may call toll free at (855) 434-5243 or collect at (212) 632-8422.

Can I change my vote or revoke my proxy?

If you are the shareholder of record, you may change your proxy instructions or revoke your proxy at any time before your proxy is voted at the Annual Meeting. Proxies may be revoked by any of the following actions:

•	signing, dating and returning the enclosed GOLD proxy card in the postage-paid envelope provided or signing, dating and returning a white proxy card (the latest dated proxy is the only one that counts);

•	delivering a written revocation to the secretary of the Fund at 1290 Avenue of the Americas, New York, NY, 10104; or

•	attending the Annual Meeting and voting by ballot in person (although attendance at the Annual Meeting will not, by itself, revoke a proxy).

If your Common Shares are held in a brokerage account by a broker, bank, or other nominee, you should follow the instructions provided by your broker, bank, or other nominee. If you attend the Annual Meeting and you beneficially own Common Shares but are not the record owner, your mere attendance at the Annual Meeting WILL NOT be sufficient to revoke any previously submitted proxy card. You must have written authority from the record owner to vote your Common Shares held in its name at the meeting in the form of a “legal proxy” issued in your name from the bank, broker, or other nominee that holds your Common Shares. If you have any questions or require any assistance with voting your Common Shares, please contact our proxy solicitor, Campaign Management, toll free at (855) 434-5243 or collect at (212) 632-8422.

IF YOU HAVE ALREADY VOTED USING THE FUND’S WHITE PROXY CARD, WE URGE YOU TO REVOKE IT BY FOLLOWING THE INSTRUCTIONS ABOVE. Although a revocation is effective if delivered to the Fund, we request that a copy of any revocation be mailed to Saba Capital Management, L.P., c/o Campaign Management, 15 West 38th Street, Suite #747, New York, NY 10018, so that we will be aware of all revocations.

Who is making this Proxy Solicitation and who is paying for it?

The solicitation of proxies pursuant to this proxy solicitation is being made by the Participants. Proxies may be solicited by mail, facsimile, telephone, telegraph, Internet, in person, or by advertisements. Saba will solicit proxies from individuals, brokers, banks, bank nominees, and other institutional holders. Saba will request banks, brokerage houses, and other custodians, nominees, and fiduciaries to forward all solicitation materials to the beneficial owners of the Common Shares they hold of record. Saba will reimburse these record holders for their reasonable out-of-pocket expenses in so doing. It is anticipated that certain regular employees of Saba will also participate in the solicitation of proxies in support of the Nominee. Such employees will receive no additional consideration if they assist in the solicitation of proxies.

Saba has retained Campaign Management to provide solicitation and advisory services in connection with this solicitation. Campaign Management will be paid a fee not to exceed $[•] based upon the campaign services provided. In addition, Saba will advance costs and reimburse Campaign Management for reasonable out-of-pocket expenses and will indemnify Campaign Management against certain liabilities and expenses, including certain liabilities under the federal securities laws. Campaign Management will solicit proxies from individuals, brokers, banks, bank nominees, and other institutional holders. It is anticipated that Campaign Management will employ approximately [•] persons to solicit the Fund’s shareholders as part of this solicitation. Campaign Management does not believe that any of its owners, managers, officers, employees, affiliates, or controlling persons, if any, is a “participant” in this proxy solicitation.

The entire expense of soliciting proxies is being borne by Saba. Costs of this proxy solicitation are currently estimated to be approximately $[•]. We estimate that through the date hereof, Saba’s expenses in connection with the proxy solicitation are approximately $[•]. Saba does not intend to seek reimbursement of these costs from the Fund.

What is Householding of Proxy Materials?

The SEC has adopted rules that permit companies and intermediaries (such as brokers and banks) to satisfy the delivery requirements for proxy statements and annual and semi-annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement or periodic report addressed to those shareholders. Some banks and brokers with account holders who are shareholders of the Fund may be householding our proxy materials.

Once you have received notice from your bank or broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your bank or broker and direct your requests to the Fund at [•], or by calling [•].

Because Saba has initiated a contested proxy solicitation, we understand that banks and brokers with account holders who are shareholders of the Fund will not be householding our proxy materials.

Where can I find additional information concerning the Fund?

Pursuant to Rule 14a-5(c) promulgated under the Exchange Act, we have omitted from this Proxy Statement certain disclosure required by applicable law to be included in the Fund’s definitive proxy statement in connection with the Annual Meeting. Such disclosure includes information regarding securities of the Fund beneficially owned by the Fund’s directors, nominees and management; the Fund’s investment manager and administrator; the Audit Committee of the Board; certain shareholders’ beneficial ownership of more than 5% of the Fund’s voting securities; information concerning the Fund’s directors; information concerning executive compensation; and information concerning the procedures for submitting shareholder proposals and director nominations intended for consideration at the 2025 annual meeting of shareholders and for consideration for inclusion in the proxy materials for that meeting. We take no responsibility for the accuracy or completeness of any information that we expect to be contained in the Fund’s definitive proxy statement. Except as otherwise noted herein, the information in this Proxy Statement concerning the Fund has been taken from or is based upon documents and records on file with the SEC and other publicly available information.

This Proxy Statement and all other solicitation materials in connection with this proxy solicitation will be available on the internet, free of charge, on the SEC’s website at https://www.sec.gov/edgar. The Edgar file number for the Fund is 811-23635.

CONCLUSION

We urge you to carefully consider the information contained in this Proxy Statement and then support our efforts by signing, dating, and returning the enclosed GOLD proxy card today.

Thank you for your support,

Saba Capital Management, L.P.
Saba Capital Master Fund, Ltd. Boaz R. Weinstein Paul Kazarian
[•], 2024

ANNEX I: INFORMATION ON THE PARTICIPANTS

Beneficial Ownership and Other Information

This proxy solicitation is being made by the Participants. As of the date of this Proxy Statement, the Participants may be deemed to “beneficially own” (such term as used in Schedule 14A within the meaning of Rule 13d-3 or Rule 16a-1 under the Exchange Act for the purposes of this Annex I) 4,811,576 Common Shares in the aggregate, representing 6.11% of the outstanding Common Shares. The percentage used herein is based upon 78,761,496 Common Shares outstanding as of October 31, 2023, as disclosed in the Fund’s annual report for the fiscal year ended October 31, 2023 filed with the SEC on January 5, 2024. Of the 4,811,576 Common Shares owned in the aggregate by the Participants, such Common Shares may be deemed to be beneficially owned as follows: (a) 4,811,576 Common Shares (including 1,000 Common Shares held in record name by Saba I) may be deemed to be beneficially owned by Saba Capital by virtue of its status as the investment manager of various funds and accounts (such funds and accounts, the “Saba Entities”); and (b) 4,811,576 Common Shares (including 1,000 Common Shares held in record name by Saba I) may be deemed to be beneficially owned by Mr. Weinstein by virtue of his status as the principal of Saba Capital.

As of the date of this Proxy Statement, the Nominee does not beneficially own any Common Shares or any other securities of the Fund.

The principal business of Saba Capital is to serve as investment manager to the Saba Entities. The principal business of Saba I is to serve as a private investment fund. The principal business of Mr. Weinstein is investment management and serving as the principal of Saba Capital. The principal business of the Saba Entities is to invest in securities.

The business address of each member of Saba and the Saba Entities is 405 Lexington Avenue, 58th Floor, New York, New York 10174.

The principal occupation and business address of the Nominee is disclosed in the section of this Proxy Statement titled “PROPOSAL: ELECTION OF DIRECTORS”.

Unless otherwise noted as shares held in record name by the Saba Entities, the Common Shares held by the Saba Entities are held in commingled margin accounts, which may extend margin credit to such parties from time to time, subject to applicable federal margin regulations, stock exchange rules and credit policies. In such instances, the positions held in the margin account are pledged as collateral security for the repayment of debit balances in the account. The margin accounts bear interest at a rate based upon the broker’s call rate from time to time in effect. Because other securities are held in the margin accounts, it is not possible to determine the amounts, if any, of margin used to purchase the Common Shares reported herein since margin may have been attributed to such other securities and since margin used is not disclosed on an individual per-security basis.

Disclaimer

Except as set forth in this Proxy Statement (including the Appendices hereto), (i) within the past 10 years, no Participant in this solicitation has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) no Participant and no associate or “Immediate Family Member” (as defined in Item 22 of Schedule 14A under the Exchange Act (“Item 22”)) of any Participant, is a record owner or direct or indirect beneficial owner of any securities of the Fund, any parent or subsidiary of the Fund, any investment adviser, principal underwriter, or “Sponsoring Insurance Company” (as defined in Item 22) of the Fund, or in any registered investment companies overseen or to be overseen by the Participant within the same “Family of Investment Companies” (as defined in Item 22) that directly or indirectly controls, is controlled by or is under common control with an investment adviser, principal underwriter, or Sponsoring Insurance, or affiliated person of the Fund; (iii) no Participant in this solicitation directly or indirectly beneficially owns any securities of the Fund which are owned of record but not beneficially; (iv) no Participant in this solicitation has purchased or sold any securities of the Fund or the Fund’s investment adviser within the past two years, nor from either entity’s “Parents” or “Subsidiaries” (as defined in Item 22); (v) no Participant has any “family relationship” for the purposes of Item 22 whereby a family member is an “Officer” (as defined in Item 22), director (or person nominated to become an Officer or director), employee, partner, or copartner of the Fund, the Fund’s investment adviser and/or a principal underwriter of any of the foregoing, or any Subsidiary or other potential affiliate of any of the foregoing; (vi) no part of the purchase price or market value of the securities of the Fund owned by any Participant in this solicitation is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (vii) no Participant in this solicitation is, or within the past year was, a party to any contract, arrangements or understandings with any person with respect to any securities of the Fund, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; (viii) no associate of any Participant in this solicitation owns beneficially, directly or indirectly, any securities of the Fund; (ix) no Participant in this solicitation owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the Fund; (x) within the last five years, the Nominee has not had any arrangement or understanding with any other person pursuant to which he was selected to be a nominee for election as a director to the Fund; (xi) no Participant and no Immediate Family Member of any Participant in this solicitation or any of his or its associates was a party to, or had a direct or indirect material relationship in, any transaction or series of similar transactions since the beginning of the Fund’s last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions in which the amount involved exceeds $120,000 and for which any of the following was or is a party: (a) the Fund or any of its subsidiaries; (b) an Officer of the Fund; (c) an investment company, or a person that would be an investment company but for the exclusions provided by sections 3(c)(1) and 3(c)(7) of the 1940 Act, having the same investment adviser, principal underwriter, or Sponsoring Insurance Company as the Fund or having an investment adviser, principal underwriter, or Sponsoring Insurance Company that directly or indirectly controls, is controlled by or is under common control with the investment adviser, principal underwriter, or Sponsoring Insurance Company of the Fund; (d) an investment adviser, principal underwriter, Sponsoring Insurance Company, or affiliated person of the Fund; (e) any Officer or any person directly or indirectly controlling, controlled by, or under common control with any investment adviser, principal underwriter, Sponsoring Insurance Company, or affiliated person of the Fund; (f) an Officer of an investment adviser, principal underwriter, or Sponsoring Insurance Company of the Fund; or (g) an Officer of a person directly or indirectly controlling, controlled by, or under common control with an investment adviser, principal underwriter, or Sponsoring Insurance Company of the Fund; (xii) during the last five years, no Participant and no Immediate Family Member of any Participant has had a position or office with: (a) the Fund; (b) an investment company, or a person that would be an investment company but for the exclusions provided by Sections 3(c)(1) and 3(c)(7) of the 1940 Act, having the same investment adviser, principal underwriter, or Sponsoring Insurance Company as the Fund or having an investment adviser, principal underwriter, or Sponsoring Insurance Company that directly or indirectly controls, is controlled by, or is under common control with an investment adviser, principal underwriter, or Sponsoring Insurance Company of the Fund; or (c) an investment adviser, principal underwriter, Sponsoring Insurance Company, or affiliated person (xiii) no Participant in this solicitation or any of his or its associates has any arrangement or understanding with any person with respect to any future employment by the Fund or its affiliates, or with respect to any future transactions to which the Fund or any of its affiliates will or may be a party; (xiv) no Participant in this solicitation has a substantial interest, direct or indirect, by securities holdings or otherwise, in any matter to be acted on at the Annual Meeting; (xv) there are no material pending legal proceedings to which the Nominee or any of his associates is a party adverse to the Fund or, to the best of Saba’s knowledge after reasonable investigation, any affiliated person of the Fund, nor does the Nominee have a material interest in such proceedings that is adverse to the Fund or, to the best of the Saba’s knowledge after reasonable investigation, any affiliated person of the Fund; (xvi) since the beginning of the last two completed fiscal years, no Participant (and no Immediate Family Member of a Participant) has served on the board of directors or trustees of a company or trust where an Officer of an investment adviser, principal underwriter, or Sponsoring Insurance Company of the Fund, or any person directly or indirectly controlling, controlled by, or under common control with any of those, serves on the board of directors or trustees; and (xvii) no Participant has withheld information that is required to be disclosed under the following Items under Regulation S-K under the Exchange Act: Item 401(f) with respect to involvement in certain legal proceedings, Item 401(g) with respect to promoters and control persons, and Item 405 with respect to beneficial ownership and required filings.

Transactions by the Participants with respect to the Fund’s securities

The following tables set forth all transactions effected during the past two years by Saba, by virtue of Saba Capital’s direct and indirect control of the Saba Entities, with respect to securities of the Fund. The Common Shares reported herein are held in either cash accounts or margin accounts in the ordinary course of business. Unless otherwise indicated, all transactions were effected on the open market.

Common Shares:

Saba Capital, in its capacity as investment manager of the Saba Entities (including Saba I)

Date	Side	Common Shares	10/03/22	Buy	16,362	02/22/23	Buy	100,000
05/26/22	Buy	5,000	10/04/22	Buy	60,282	02/23/23	Buy	7,975
06/14/22	Buy	141,223	10/06/22	Buy	9,852	02/24/23	Buy	20,677
06/15/22	Buy	90,818	10/07/22	Buy	20,000	02/27/23	Buy	36,828
06/17/22	Buy	19,860	10/18/22	Buy	71,563	02/28/23	Buy	113,360
06/21/22	Buy	56,907	10/19/22	Buy	18,049	03/02/23	Buy	10,000
06/22/22	Buy	17,284	10/20/22	Buy	50,953	03/06/23	Buy	10,000
06/23/22	Buy	39,659	10/21/22	Buy	99,691	03/20/23	Sell	(15,753)
07/01/22	Sell	(5,153)	10/24/22	Buy	5,026	03/21/23	Buy	10,000
07/20/22	Buy	14,735	10/25/22	Buy	102,927	03/23/23	Buy	10,000
07/21/22	Buy	30,000	10/28/22	Buy	165,619	04/12/23	Buy	20,000
07/22/22	Buy	10,000	10/31/22	Buy	23,582	05/01/23	Buy	10,000
07/25/22	Buy	51,333	11/10/22	Buy	96,381	05/11/23	Buy	2,000
07/26/22	Buy	39,063	11/11/22	Buy	130,258	05/15/23	Buy	56,960
07/27/22	Buy	37,609	11/14/22	Buy	39,543	05/30/23	Sell	(74,857)
07/28/22	Buy	36,555	11/15/22	Buy	117,107	06/09/23	Buy	100
07/29/22	Buy	35,197	11/16/22	Buy	21,103	06/12/23	Buy	2,200
08/02/22	Buy	5,000	11/17/22	Buy	3,500	12/12/23	Buy	15,400
08/11/22	Buy	81,860	11/18/22	Buy	11,584	12/13/23	Buy	29,955
08/12/22	Buy	9,847	11/21/22	Buy	4,019	12/14/23	Buy	122,756
08/17/22	Buy	44,973	11/22/22	Buy	10,000	12/15/23	Buy	18,346
08/18/22	Buy	9,754	12/05/22	Buy	10,000	04/09/24	Buy	75,759
08/22/22	Buy	180,477	12/08/22	Buy	10,000	04/26/24	Buy	29,196
08/24/22	Buy	1,600	12/12/22	Buy	2,953	05/01/24	Buy	162,996
08/29/22	Buy	35,426	12/13/22	Buy	38,457	05/06/24	Buy	87,551
08/30/22	Buy	17,977	12/14/22	Buy	43,880	05/10/24	Buy	925
09/14/22	Buy	9,234	12/15/22	Buy	27,596	05/13/24	Buy	107,148
09/19/22	Buy	3,260	12/16/22	Buy	485,334	05/14/24	Buy	94,546
09/26/22	Buy	3,158	01/11/23	Buy	10,000	05/15/24	Buy	55,365
09/27/22	Buy	52,727	01/23/23	Buy	10,000	05/16/24	Buy	15,169
09/28/22	Buy	50,000	02/03/23	Buy	10,000	05/17/24	Buy	39,582
			02/16/23	Buy	21,650

IMPORTANT

Tell your Board what you think! YOUR VOTE IS VERY IMPORTANT, no matter how many or how few shares you own. Please give us your vote “FOR” the Nominee by taking three steps:

● SIGNING the enclosed GOLD proxy card,

● DATING the enclosed GOLD proxy card, and

● MAILING the enclosed GOLD proxy card TODAY in the envelope provided (no postage is required if    mailed in the United States).

If any of your shares are held in the name of a broker, bank, bank nominee, or other institution, only it can vote your shares and only upon receipt of your specific instructions. Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or by the Internet. You may also vote by signing, dating and returning the enclosed GOLD voting instruction form in the postage-paid envelope provided, and to ensure that your shares are voted, you should also contact the person responsible for your account and give instructions for a GOLD voting instruction form to be issued representing your shares.

By returning the GOLD proxy card, you are authorizing Saba to vote on your behalf, and if you do not indicate how you would like to vote, your vote will be counted “FOR” of the Nominee in the Proposal.

After signing the enclosed GOLD proxy card, DO NOT SIGN OR RETURN THE FUND’S WHITE PROXY CARD UNLESS YOU INTEND TO CHANGE YOUR VOTE, because only your latest dated proxy card will be counted.

If you have previously signed, dated, and returned a white proxy card to the Fund, you have every right to change your vote. Only your latest dated proxy card will count. You may revoke any proxy card already sent to the Fund by signing, dating, and mailing the enclosed GOLD proxy card in the postage-paid envelope provided or by voting by telephone or Internet. Any proxy may be revoked at any time prior to the Annual Meeting by delivering a written notice of revocation or a later dated proxy for the Annual Meeting to the secretary of the Fund or by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not in and of itself constitute a revocation.

If you have any questions concerning this Proxy Statement, would like to request additional copies of this Proxy Statement, or need help voting your shares, please contact our proxy solicitor:

15 West 38th Street

Suite #747
New York, NY 10018
Shareholders Call Toll-Free at: (855) 434-5243
E-mail: info@campaign-mgmt.com

PRELIMINARY COPY SUBJECT TO COMPLETION

Form of GOLD Proxy Card

Neuberger Berman Next Generation Connectivity Fund Inc.

Proxy Card for 2024 Annual Meeting of Shareholders (the “Annual Meeting”)

THIS PROXY SOLICITATION IS BEING MADE BY SABA CAPITAL MANAGEMENT, L.P., SABA CAPITAL MASTER FUND, LTD., Boaz R. Weinstein (COLLECTIVELY, “SABA”) AND THE INDIVIDUALS NAMED IN THE PROPOSAL

THE BOARD OF DIRECTORS (THE “BOARD”) OF NEUBERGER BERMAN NEXT GENERATION CONNECTIVITY FUND INC. IS NOT SOLICITING THIS PROXY

The undersigned appoints Michael D’Angelo, Paul Kazarian, Eleazer Klein, Abraham Schwartz, Pierre Weinstein, and Michael Fein and each of them, attorneys and agents with full power of substitution to vote all shares of Neuberger Berman Next Generation Connectivity Fund Inc., a Maryland corporation and a closed-end management investment company registered under the Investment Company Act of 1940, as amended (the “Fund”), that the undersigned would be entitled to vote at the Annual Meeting, including at any adjournments or postponements thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the instructions indicated herein, with discretionary authority, subject to applicable law, as to any and all other matters that may properly come before the meeting or any adjournment, postponement, or substitution thereof that are unknown to us a reasonable time before this solicitation.

The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to said shares, and hereby ratifies and confirms all action the herein named attorneys and proxies, their substitutes, or any of them may lawfully take by virtue hereof. This proxy will be valid until the sooner of one year from the date indicated on the reverse side and the completion of the Annual Meeting (including any adjournments or postponements thereof).

With respect to the Proposal, if this proxy is signed, dated and returned, it will be voted in accordance with your instructions. If you do not specify how the proxy should be voted, this proxy will be voted “FOR” the nominee in the Proposal (the “Nominee”). In voting this proxy card, you will not be able to vote on the election of the remaining two Board members up for election at the Annual Meeting. None of the matters currently intended to be acted upon pursuant to this proxy are conditioned on the approval of other matters.

Should other matters be brought before the Annual Meeting, the persons named as proxies in the enclosed GOLD proxy card will vote on such matters in their discretion to the extent allowed by Rule 14a-4(c)(3) under the Exchange Act.

INSTRUCTIONS: FILL IN VOTING BOXES “■” IN BLACK OR BLUE INK

We recommend that you vote “FOR” of the Nominee in the Proposal:

Proposal – Election at the Annual Meeting of the individual nominated by Saba.

Nominee:	FOR	AGAINST	ABSTAIN*
Paul Kazarian	❑	❑	❑

*Abstentions will be treated as shares that are present and entitled to vote and therefore will count as votes against the Proposal.

Signature (Capacity)	Date

Signature (Joint Owner) (Capacity/Title)	Date

NOTE: Please sign exactly as your name(s) appear(s) on stock certificates or on the label affixed hereto. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners must each sign personally. ALL HOLDERS MUST SIGN. If a corporation or partnership, please sign in full corporate or partnership name by an authorized officer and give full title as such.

PLEASE SIGN, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE THAT IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.